Exhibit 4.2

Execution Form

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of January 14, 2026 (the “Effective Date”), by and among Arteris, Inc., a Delaware corporation (“Parent”), and certain securityholders of Cycuity, Inc., a Delaware corporation (the “Company”), each of them listed on Exhibit A hereto (each such securityholder, as well as any permitted transferee of Registrable Securities (as defined below) hereunder, in each case to the extent holding Registrable Securities (as defined below), a “Holder” and collectively, the “Holders”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent, the Company, Cabernet Merger Sub I, Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub I”), Arteris Security, LLC (“Merger Sub II”, and together with Merger Sub I, the “Merger Subs”), and Shareholder Representative Services LLC as the Holder Representative (as defined therein), have entered into that certain Agreement and Plan of Merger and Reorganization, dated as of December 10, 2025 (the “Merger Agreement”), pursuant to which (1) Merger Sub I will be merged with and into the Company (the “First Merger”), with the Company becoming a direct, wholly-owned subsidiary of Parent and Merger Sub I ceasing to exist and (2) immediately following the First Merger, and as part of the same overall transaction, the Company will merge with and into Merger Sub II, with Merger Sub II as the surviving company in such merger (the “Second Merger”, and together with the First Merger, the “Mergers”);

WHEREAS, in connection with the Mergers and pursuant to the Merger Agreement, Parent issued to the Holders at the Closing shares of Parent’s common stock (the “Shares”), par value $0.001 per share, which constitute a portion of the Closing Stock Consideration; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Merger Agreement, Parent agreed to grant certain registration rights to the Holders identified on Exhibit A hereto as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms and variations thereof have the meanings set forth below:

“Affiliate” means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For this purpose: (a) “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise; and (b) “person” means any natural person, company, corporation (including non-profit corporation), limited liability company, general partnership, limited partnership, limited liability partnership, trust, estate, proprietorship, joint venture, enterprise, association, business organization, governmental entity or other entity.

“Agreement” has the meaning set forth in the preamble.

“Blackout Period” has the meaning set forth in Section 3.2(g).

“Business Day” means any day, other than a Saturday, Sunday or one on which commercial banks are authorized by law to be closed in San Francisco, California.

“Closing” has the meaning set forth in the Merger Agreement.

“Closing Date” has the meaning set forth in the Merger Agreement.

“Company” has the meaning set forth in the preamble.

“Effective Date” has the meaning set forth in the preamble.

“Effectiveness Period” has the meaning set forth in Section 3.1(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

“Holder” has the meaning set forth in the preamble.

“Holder Indemnitee” has the meaning set forth in Section 4.1(a).

“Indemnified Party” has the meaning set forth in Section 4.1(c).

“Indemnifying Party” has the meaning set forth in Section 4.1(c).

“Merger Agreement” has the meaning set forth in the recitals.

“Parent” has the meaning set forth in the preamble.

“Parent Indemnitee” has the meaning set forth in Section 4.1(b).

“Registrable Securities” means, at any time, the Shares issued at the Closing pursuant to the terms of the Merger Agreement and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to such securities. The term “Registrable Securities” shall exclude any and all securities issued or issuable as part of the

Earnout (as defined in the Merger Agreement) or otherwise acquired by a Holder after the Closing Date; provided, however, that Registrable Securities shall cease to be Registrable Securities with respect to a particular Holder when (i) such securities have been disposed of in accordance with the Registration Statement or pursuant to Rule 144; (ii) such securities may be sold pursuant to Rule 144 without any manner of sale restrictions or volume limitations; or (iii) such securities cease to be outstanding.

“Registration Expenses” means all expenses incurred by Parent in effecting the registration pursuant to this Agreement, including all registration and filing fees, printing expenses, fees and disbursements of counsel for Parent, “blue sky” fees and expenses, and expenses of Parent’s independent registered public accounting firm in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

“Registration Statement” has the meaning set forth in Section 3.1.

“Rule 144” means Rule 144 under the Securities Act, as amended from time to time, or any similar successor similar rule that may be promulgated by the SEC.

“Rule 405” means Rule 405 under the Securities Act, as amended from time to time, or any similar successor similar rule that may be promulgated by the SEC.

“Rule 424” means Rule 424 under the Securities Act, as amended from time to time, or any similar successor similar rule that may be promulgated by the SEC.

“Shares” has the meaning set forth in the recitals.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all discounts, selling commissions, fees of selling brokers, dealer managers and similar securities industry professionals and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel for Parent included in Registration Expenses).

“Transfer” means, directly or indirectly, to sell, transfer, distribute, assign, pledge, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, distribution, assignment, pledge, encumbrance, hypothecation or similar disposition of (by merger, testamentary disposition, operation of law or otherwise) any Shares.

“Violation” has the meaning set forth in Section 4.1(a).

ARTICLE 2

TRANSFER RESTRICTIONS

Section 2.1 General Transfer Restrictions. The right of any Holder to Transfer any Shares held by it is subject to the restrictions set forth below.

(a) Each Holder acknowledges that the Shares have not been registered under the Securities Act and may not be Transferred except (1) pursuant to an effective registration statement under the Securities Act, (2) pursuant to an exemption from registration under the Securities Act, (3) to Parent or (4) pursuant to Rule 144. Each Holder covenants that the Shares will only be disposed of (A) pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act (B) pursuant to an available exemption from the registration requirements of the Securities Act, (C) to Parent or (D) pursuant to Rule 144, and in compliance with any applicable state and foreign securities laws. Notwithstanding anything to the contrary set forth in this Section 2.1(a), any Transfer of Shares by a Holder shall be subject to any other restrictions on Transfer contained in any agreement between Parent and such Holder. In connection with any Transfer of the Shares other than a Transfer (i) pursuant to an effective registration statement, (ii) to Parent, or (iii) pursuant to Rule 144, Parent may require the Holder to provide to Parent an opinion of counsel selected by the Holder and reasonably acceptable to Parent, the form and substance of which opinion shall be reasonably satisfactory to Parent, to the effect that such Transfer does not require registration under the Securities Act.

(b) Each Holder agrees to the affixing, so long as is required by this Section 2.1, of the following legend on any certificate or book-entry position evidencing any of the Shares:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, (3) TO ARTERIS, INC. OR (4) PURSUANT TO RULE 144, IN EACH CASE SUBJECT TO ANY TRANSFER RESTRICTIONS CONTAINED IN ANY AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE SECURITIES AND IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.

Certificates or book-entry positions evidencing the Shares shall not be required to contain such legend or any other legend, and Parent shall promptly and in any case within five (5) Business Day following (i) the effectiveness of a registration statement (including the Registration Statement described in Section 3.1) covering the resale of the Shares, (ii) any sale of such Shares pursuant to Rule 144 or if the Shares are transferrable by a person who is not an Affiliate of Parent or the applicable Holder pursuant to Rule 144 without any volume or manner of sale restrictions thereunder OR (iii) if the Holder provides Parent with a legal opinion reasonably acceptable to Parent to the effect that the legend is not required under applicable requirements of the Securities Act, direct its transfer agent to remove any such legend or any other legend.

ARTICLE 3

REGISTRATION AND PROCEDURES

Section 3.1 S-3 Registration.

(a) In compliance with the terms of this Agreement, Parent shall prepare and file with the SEC a registration statement on Form S-3 (or, if Parent is not then eligible to use Form S-3, Form S-1 or other available form) covering the resale as a secondary offering. The registration statement required to be filed pursuant to this Section 3.1, together with any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all materials incorporated by reference in such registration statement, is referred to herein as the “Registration Statement.”.

(b) Parent shall prepare and file the Registration Statement no later than forty-five (45) Business Days following the Closing Date. Subject to the terms of this Agreement, Parent shall use commercially reasonable efforts to have the Registration Statement declared effective within 75 days following the Closing Date (including requesting acceleration of effectiveness of the Registration Statement by the SEC no later than the end of the second (2nd) Business Day after receiving notice from the SEC that it will not review the Registration Statement) if not otherwise effective upon filing and to keep the Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of Registrable Securities covered thereby from the date of its initial effectiveness until the date on which all Registrable Securities have been disposed of by the Holders in accordance with the Registration Statement or pursuant to Rule 144 or such Registrable Securities may be sold pursuant to Rule 144 without any limitation as to manner of sale restrictions or volume limitations (such period, the “Effectiveness Period”); provided, however, that nothing in this Agreement shall require Parent to maintain any Registration Statement once all such Shares cease to be Registrable Securities.

(c) It shall be a condition precedent to the obligations of Parent to take any action pursuant to Section 3.1 or Section 3.2 with respect to Registrable Securities of a Holder that the Holder shall furnish to Parent such information regarding such Holder as required under Section 3.4(a) at least five (5) Business Days in advance.

Section 3.2 Registration Procedures; Parent Obligations. Parent shall use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with Section 3.1, and in connection therewith shall have the following obligations:

(a) To the extent applicable, no later than the first (1st) Business Day after the Registration Statement becomes effective, Parent shall file with the SEC the final prospectus included therein pursuant to Rule 424. The Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, shall comply as to form and content with the applicable requirements of the Securities Act and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b) Subject to Section 3.2(g), Parent shall prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus or prospectus supplement used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and usable for resale of the Registrable Securities covered thereby at all times during the Effectiveness Period. Parent shall use commercially reasonable efforts to cause any post-effective amendment to the Registration Statement that is not effective upon filing to become effective as soon as practicable after such filing. No later than the first (1st) Business Day after a post-effective amendment to the Registration Statement becomes effective, Parent shall file with the SEC the final prospectus or prospectus supplement included therein pursuant to Rule 424.

(c) Parent shall use commercially reasonable efforts to register or qualify, and cooperate with the Holders of Registrable Securities covered by the Registration Statement in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of each state and other jurisdiction of the United States, and do any and all other things reasonably necessary or advisable to keep such registration or qualification in effect; provided, however, that Parent shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject.

(d) Parent shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as soon as reasonably practicable and to notify the Holders of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(e) Parent shall cause the Registrable Securities covered by the Registration Statement to be (i) listed on the Nasdaq Global Market and (ii) reflected in the stock ledger maintained by Parent’s transfer agent.

(f) Notwithstanding anything to the contrary contained in the foregoing, Parent shall have the right to delay the filing or the effectiveness of the Registration Statement or to suspend the right of any Holder to sell Registrable Securities under an effective Registration Statement for a period or periods (each, a “Blackout Period”) which, in the aggregate, shall not exceed 60 days during any six (6)-month period in the event that Parent has determined in good faith, after consultation with its outside legal advisors, that (1) the sale of Registrable Securities pursuant to the Registration Statement would require disclosure by Parent of non-public material information, (A) which disclosure Parent has determined would be material and adverse to Parent if disclosed at such time (including at any time during a “blackout period” as defined in and in accordance with Parent’s trading policies) or (B) relating to a material financing or business transaction involving Parent or (2) the Registration Statement contains or is reasonably likely to contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that Parent may not invoke this right more than twice in a six (6)-month period for a total of not more than 60 days as provided above and provided further that Parent shall not register any securities for the account of any other stockholder during such Blackout Period. If Parent has determined that a Blackout Period is appropriate or necessary, Parent shall promptly (i) notify the Holders in writing (email being sufficient) of the existence of the event or material non-public information giving rise to such Blackout Period (provided, that, Parent shall not disclose the content of such material non-public information to any Holder) or the need to file a post-effective amendment to the Registration Statement, as applicable, and the date on which such Blackout Period will begin, (ii) use commercially reasonable efforts to terminate a Blackout Period as promptly as practicable (including by the filing of a post-effective amendment or supplement as promptly as practicable, if required) and (iii) notify the Holder in writing (email being sufficient) of the date on which the Blackout Period ends.

Section 3.3 Current Public Information. During the Effectiveness Period, Parent shall use commercially reasonable efforts to (i) make and keep public information available, as those terms are defined in Rule 144, until all the Registrable Securities cease to be Registrable Securities, and so long as a Holder owns any Registrable Securities, furnish to such Holder upon request a written statement by Parent as to its satisfaction of the current public information requirements of Rule 144, (ii) file with the SEC in a timely manner all reports and other documents required to be filed by Parent under the Securities Act and the Exchange Act and (iii) take any other actions that may be required by the Parent in order to maintain its eligibility to file a registration statement on Form S-3 with the SEC.

Section 3.4 Obligations of the Holders.

(a)  Each Holder shall furnish in writing to Parent such information regarding such Holder, the Registrable Securities held by such Holder and the intended method of disposition of the Registrable Securities held by such Holder as shall be reasonably required to effect the registration of such Registrable Securities and shall execute, or shall cause to be executed, such customary documents in connection with such registration as Parent may reasonably request. In connection therewith, upon the execution of this Agreement, each Holder shall complete, execute and deliver to Parent a selling securityholder notice and questionnaire in the form attached hereto as Exhibit B.

(b) Each Holder agrees to cooperate with Parent as reasonably requested by Parent in connection with the preparation and filing of the Registration Statement.

(c) Upon receipt of written notice from Parent of any event of the kind described in Section 3.2(e) or Section 3.2(g) or written notice of any Blackout Period, each Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until such Holder has received copies of a supplemented or amended prospectus or until such Holder is advised in writing by Parent that the use of the prospectus may be resumed or that the Blackout Period has ended.

(d) No Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities.

Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to any Registration Statement.

Section 3.5  Expenses. All Selling Expenses incurred in connection with any registration hereunder shall be borne by the Holder of the Registrable Securities that incurred such Selling Expenses.

Section 3.6  Transfer of Registration Rights. The rights contained in Section 3.1 hereof to cause Parent to register the Registrable Securities, and the other rights set forth in this Article 3, may be assigned or otherwise conveyed by any Holder to any transferee of the Registrable Securities if the Transfer was permitted under Article 2 and the transferee agrees with Parent in writing to be bound by this Agreement. Any such transferee shall be deemed a Holder under this Agreement for any and all purposes.

ARTICLE 4

INDEMNIFICATION AND CONTRIBUTION

Section 4.1 Indemnification. In the event any Registrable Securities are included in the Registration Statement:

(a) Parent shall indemnify and hold harmless each Holder of Registrable Securities and such Holder’s officers, directors, employees, partners, members, agents (including brokers), representatives and Affiliates and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act (each, a “Holder Indemnitee”), against any losses, claims, damages, liabilities or expenses to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference, (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and (iii) a violation or alleged violation by Parent or its agents of any rule or regulation promulgated under the Securities Act or the Exchange Act applicable to Parent or its agents and relating to action or inaction required of Parent in connection with the Registration Statement, and Parent will pay to each such Holder Indemnitee, as accrued, any legal or other expenses reasonably incurred by he, she or it in connection with investigating or defending any such loss, claim, damage, liability, action or expense; provided, however, that the indemnification contained in this Section 4.1(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or expense if such settlement is effected without the consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Parent be liable for any such loss, claim, damage, liability, action or expense to the extent that it arises out of or is based upon a Violation which occurs (A) in reliance upon and in conformity with written information furnished by a Holder to Parent specifically for use therein, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by Parent in a timely manner, (C) in connection with any offers or sales effected by or on behalf of any Holder Indemnitee in violation of Section 3.4(c), or (D) as a result of offers or sales effected by or on behalf of any Holder Indemnitee by means of a free writing prospectus (as defined in Rule 405). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder Indemnitee, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement.

(b) Each Holder, severally and not jointly, shall indemnify and hold harmless Parent and each of its officers, directors, employees, agents, representatives and Affiliates and persons, if any, who control Parent within the meaning of the Securities Act or the Exchange Act (each, a “Parent Indemnitee”), against any losses, claims, damages, liabilities or expenses to which any of Parent Indemnitees may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact regarding such Holder and provided in writing by such Holder which is contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or final prospectus, amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder to Parent specifically for use therein, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent (and only to the extent) that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, preliminary or final prospectus, amendment or supplement thereto, in reliance upon and in conformity with written information furnished by such Holder to Parent specifically for use therein, and (iii) any offer or sale effected by or on behalf of such Holder in violation of Section 3.4(c), and each Holder will pay, as accrued, any legal or other expenses reasonably incurred by any Parent Indemnitee pursuant to this Section 4.1(b), in connection with investigating or defending any such loss, claim, damage, liability, action or expense as a result of a Holder’s untrue statement or omission or violation; provided, however, that the indemnification contained in this Section 4.1(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or expense if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the amount any Holder will be obligated to pay pursuant to this Section 4.1(b) and Section 4.2 will be limited to an amount equal to the net proceeds (after payment of Selling Expenses) actually received by such Holder for the sale of the Registrable Securities pursuant to the Registration Statement which gives rise to such obligation to indemnify and/or contribute (net of all expenses paid by such Holder in connection with any claim relating to this Section 4.1(b) and Section 4.2 and the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any such Parent Indemnitee, and shall survive the transfer of such securities by such Holder, and any termination of this Agreement.

(c) Promptly after receipt by a party to this Agreement entitled to indemnity hereunder (an “Indemnified Party”) under this Section 4.1 of notice of the commencement of any action (including any governmental action), such Indemnified Party will, if a claim in respect thereof is to be made against any party to this Agreement from whom indemnification may be sought under this Section 4.1 (an “Indemnifying Party”), deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to the Indemnifying Party; provided, however, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses of such counsel to be paid by the Indemnifying Party, if (i) the Indemnifying Party shall have failed to assume the defense of such claim within seven (7) days after receipt of notice of the claim and to employ counsel reasonably satisfactory to such Indemnified Party, as the case may be; or (ii) in the reasonable opinion of counsel retained by the Indemnified Party, representation of such Indemnified Party by such counsel would be inappropriate due to actual or potential differing interests (including the availability of differing legal defenses) between such Indemnified Party and any other party represented by such counsel in such proceeding. It is understood that the Indemnifying Party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate counsel at any time for all such Indemnified Parties. The Indemnified Party shall cooperate fully with the Indemnifying Party in connection with any negotiation or defense of any such action or claim by the Indemnifying Party and shall furnish to the Indemnifying Party all information reasonably available to the Indemnified Party which relates to such action or claim. The Indemnifying Party shall keep the Indemnified Party reasonably apprised of the status of the defense or any settlement negotiations with respect thereto. No Indemnifying Party will, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such action or claim. No Indemnifying Party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve such Indemnifying Party of any liability to the Indemnified Party under this Section 4.1, except to the extent such failure to give notice has a material adverse effect on the ability of the Indemnifying Party to defend such action.

Section 4.2 Contribution. If the indemnification provided for in Section 4.1 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to severally and not jointly contribute pursuant to this Section 4.2, together with Holder’s liability under Section 4.1(b), will be limited to an amount equal to the net proceeds (after payment of Selling Expenses) received by a Holder for the sale of the Registrable Securities pursuant to the Registration Statement which gives rise to such obligation to contribute and/or indemnify (net of all expenses paid by such Holder in connection with any claim relating to Section 4.1(b) and this Section 4.2 and the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such loss, liability, claim, damage, or expense or any substantially similar loss, liability, claim, damage, or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5

GENERAL PROVISIONS

Section 5.1 Entire Agreement. This Agreement (including Exhibit A and Exhibit B hereto) constitutes the entire understanding and agreement between the parties as to the matters covered herein and supersedes and replaces any prior understanding, agreement or statement of intent, in each case, written or oral, of any and every nature with respect thereto.

Section 5.2 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via email to the parties hereto. The addresses, email addresses and facsimile numbers for such notices and communications are those set forth on the signature pages hereof, or such other address, email address or facsimile numbers as may be designated in writing hereafter, in the same manner, by any such person.

Section 5.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart. The delivery by electronic delivery in PDF format of this Agreement with all executed signature pages (in counterparts or otherwise) shall be sufficient to bind the parties hereto to the terms and conditions set forth herein. All of the counterparts will together constitute one and the same instrument and each counterpart will constitute an original of this Agreement.

Section 5.4 Amendment; Waiver. This Agreement may be amended or modified, and any provision hereof may be waived, in whole or in part, at any time pursuant to an agreement in writing executed by Parent and Holders holding a majority of the Registrable Securities at such time. Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 5.5 Severability. If a court of competent jurisdiction finds that any term or provision of this Agreement is invalid, illegal or unenforceable under any Applicable Law or public policy, the remaining provisions of this Agreement shall remain in full force and effect if the economic and legal substance of this Agreement and the Transactions shall not be affected in any manner materially adverse to any party hereto. Any such term or provision found to be illegal, invalid or unenforceable only in part or in degree shall remain in full force and effect to the extent not invalid, illegal or unenforceable. Upon the determination that any term or provision is invalid, illegal or unenforceable, the parties hereto intend that such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent possible under Applicable Law and compatible with the consummation of the Transactions as originally intended.

Section 5.6 Governing Law; Venue. This Agreement and all claims or causes of action (whether sounding in contract or tort) arising under or related to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to any rule or principle that might refer the governance or construction of this Agreement to the laws of another jurisdiction. In any action or proceeding between any of the parties hereto arising under or related to this Agreement, each of the parties hereto (i) knowingly, voluntarily, irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state or federal courts located in the State of Delaware, and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts, (ii) agrees that all claims in respect of any such action or proceeding shall be heard and determined exclusively in accordance with clause (i) of this Section 5.6, (iii) waives any objection to the laying of venue of any such action or proceeding in such courts, including any objection that any such action or proceeding has been brought in an inconvenient forum or that the court does not have jurisdiction over any party hereto and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 5.2. The parties hereto agree that any party hereto may commence a proceeding in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

Section 5.7 Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed by such first party in accordance with their specific terms or were otherwise breached by such first party. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement (without the requirement of paying any bond), this being in addition to any other remedy to which such parties are entitled at law or in equity

Section 5.8 Further Assurances. Each of the parties to this Agreement shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

(Signature Page Follows)

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

PARENT:

By:	/s/ Nick Hawkins
Name:	Nick Hawkins
Title:	CFO

Address for Notice:
Arteris, Inc. 900 E. Hamilton Avenue, Suite 300 Campbell, CA 95008

Attn: Paul Alpern, General Counsel
Email:

[Signature Page to Selling Securityholder Notice and Questionnaire]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first written above.

HOLDER:

Name:

By:
Name:
Title:

Address for Notice:

Telephone No.:

Email Address:

[Signature Page to Selling Securityholder Notice and Questionnaire]